Exhibit 99.1
Royale Energy Signs Letter of Intent to Merge With Matrix Oil Corp.

Jul 25, 2016

OTC Disclosure & News Service
SAN DIEGO, July 25, 2016 -- Royale Energy, Inc. (OTCQB:ROYL) Royale and privately held Matrix Oil Corporation jointly announced today that they have entered into a Letter of Intent to merge in a combined stock and assumption of debt transaction. The $41.5 million transaction remains subject to completion of due diligence reviews and customary definitive documentation and the approval of the shareholders of both companies. The companies seek to complete the merger in the fourth quarter of 2016.
With oil and gas properties in the Sacramento, San Joaquin and Los Angeles Basins of California and the Permian Basin of Texas, Matrix brings to Royale an experienced technical and operations team along with a producing property set with substantial development upside. As of March 31, 2016, Matrix had total proved reserves of 12.2 million barrels of oil equivalent with a PV10 value of $102.8 million based on SEC Pricing. The Matrix reserve report prepared by Netherland, Sewell & Associates, Inc. includes over 80 proven undeveloped drilling locations mostly in the Los Angeles Basin. At closing, the combined company should have estimated daily production of approximately 650 barrels of oil equivalents per day. The company will retain the Royale Energy name with Matrix becoming a wholly owned subsidiary of Royale. Matrix will continue to operate from its current Santa Barbara, CA office.
"This combination of two great California companies is a persuasive value proposition for each company's shareholders. The combination of Royale’s great shareholder base and 30-year operating history, with Matrix’s strong management team, technical expertise, current production and solid reserve base provides our company with the catalyst we needed for strong continuous growth,” said Harry Hosmer, founder and Chairman of Royale. "This transaction will strengthen us financially and strategically position us for further acquisitions. In addition, this transaction places us squarely on the path for qualification and timely application to re-list on NASDAQ.”
"Matrix is looking forward to closing this transaction and becoming an integral part of Royale’s future. Being a part of a publicly traded company brings us the long term capital optionality required to unlock the exceptional reserve base Matrix has built over the last 17 years. With our recent acquisition of Sansinena Field, Matrix now controls over 40 million barrels of 3P reserves along the Whittier Fault in eastern Los Angeles County," said Johnny Jordan, President of Matrix. "Our founders and major stakeholders are all committed to closing this transaction and being a part of a unified California oil and gas focused growth story."
In the proposed merger, Royale will issue one share of common stock for each share of common stock outstanding at the time of the execution of definitive documents, assume all of Matrix’s $12.5 million of secured term debt, and issue 2,000,000 shares of convertible preferred stock with a par redemption value of $10.00 per share. Assuming a $0.50 price per common share, the transaction is valued at approximately $41.5 million. The final terms of the new convertible shares will be available upon the execution of the forthcoming definitive documents.
Matrix’s strong technically focused management team has over 100 years of combined industry experience amongst its three founders, each of which will be active in the combined company. Upon consummation of the transaction, Jonathan Gregory will continue to serve as Chief Executive Officer of Royale and Johnny Jordan will become President and Chief Operating Officer. Don Hosmer will continue to head business development for Royale’s Direct Working Interest line of business and Stephen Hosmer will continue to serve as Royale’s Chief Financial Officer.
The board of the combined company will be comprised of four members from the current Royale board and four members to be appointed by Matrix. Two of the Matrix appointees will be Johnny Jordan and Jonathan Clarkson. Mr. Clarkson brings over 40 years of oil and gas industry expertise to the Royale board. He will serve alongside Harry Hosmer as non-executive Co-Chairman until Mr. Hosmer’s retirement. The reconstituted board will meet all of the independent director requirements of NASDAQ.

Legal counsel to Royale in the transaction is Strasburger & Price, LLP, Austin, Texas. Legal counsel to Matrix in the transaction is Porter & Hedges, LLP, Houston, Texas.
Northland Capital Markets has been retained to serve as financial advisor to Royale.
Royale intends to schedule an investor conference call once definitive documents have been executed to discuss these developments. Information regarding the call will be disclosed when available.
About Royale Energy, Inc.
Founded in 1986, Royale Energy, Inc. (OTCQB:ROYL) is an independent exploration and production company focused on the acquisition, development, and marketing of natural gas. Royale Energy has its primary operations in the Sacramento and San Joaquin basins in California.
About Matrix Oil Corp.
Matrix Oil Corporation (“Matrix”) is a private independent oil and natural gas production company based in Santa Barbara, CA. Since 1999, Matrix has acquired properties that have long-term and low-risk production. Currently, the company owns and operates oil-producing properties in the Los Angeles and San Joaquin Basins of California. It owns natural-gas producing properties in the Sacramento Basin and oil-producing royalty and non-operated properties in the Permian Basin of West Texas. In these focus areas, Matrix has lease and fee ownership in 15 producing fields in approximately 28,000 acres that hold in excess of 200 Matrix-interest wells.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Royale and Matrix in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing; the possibility that the combined company may be unable to obtain an acceptable reserve-based credit facility; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. Royale's annual report on Form 10-K for the year ended December 31, 2015, recent current reports on Form 8-K, and other Securities and Exchange Commission ("SEC") filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Royale and Matrix undertake no obligation to revise or update publicly any forward-looking statements, except as required by law.
Contact:
Royale Energy, Inc.
Chanda Idano
Director of Marketing & PR
619-383-6600
chanda@royl.com
http://www.royl.com